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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-55174 and 333-23885 of Bone Care International, Inc. on Form S-8 of our report dated August 1, 2003, relating to the consolidated financial statements of Bone Care International, Inc. as of and for the years ended June 30, 2003 and 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion of other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of Bone Care International, Inc. for the year ended June 30, 2003.


DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
September 26, 2003




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